UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

CONNECTICUT	06-0854886
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 Secor Road
Brookfield, CT 06804
(Address of Principal Executive Offices)

PHOTRONICS, INC.
2016 Equity Incentive Compensation Plan (Amended and Current as of March 16, 2023)

Richelle E. Burr
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
PHOTRONICS, INC.
15 Secor Road
Brookfield, CT 06804
(Name and address of agent for service)

(203) 775-9000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and ‘emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Photronics, Inc. (the “Registrant”) previously filed a Registration Statement on Form S-8 (File No. 333-217676) (the “Original Registration Statement”) with respect to the Photronics, Inc. 2016 Equity Incentive Compensation Plan (the “Plan”).  On March 16, 2023, our stockholders approved an amendment and restatement of the Plan to increase the aggregate number of shares of common stock, par value $0.01 per share (the “Common Stock”), that may be subject to awards under the Plan by an additional 1,000,000 shares (the “Registration Statement”). This Registration Statement covers such additional shares of Common Stock. In accordance with General Instruction E of Form S-8, the contents of the Original Registration Statement are incorporated herein by reference.

The Plan filed herewith as Exhibit 4.1 replaces the Exhibit 10.1 previously filed with the Original Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are  incorporated herein by reference:

(a)	The Registrant’s annual report on Form 10-K for the fiscal year ended October 31, 2023 (filed on December 22, 2023);

(b)	The Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended July 30, 2023 (filed September 7, 2023);

(c)	The Registrant’s current reports on Form 8-K filed with the Commission on December 13, 2023 and September 6, 2023;

(d)	The Registrant’s Definitive Proxy Statement on Schedule 14A for the annual meeting of stockholders held on March 16, 2023, filed with the Commission on February 21, 2023;

(e)	The description of the Registrant's common stock contained in Exhibit 4.1 to the Registrant’s annual report on Form 10-K for the fiscal year ended October 31, 2023, filed on December 22, 2023.

In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The exhibits filed as part of this Registration Statement are set forth below in the Exhibits Index and is incorporated by reference herein to this item.

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereto); and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBITS INDEX

Exhibit No.	Description

3.1
Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019 (Commission File Number 000-15451) filed on December 23, 2019).

3.2	By-laws of the Registrant, (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed on September 13, 2016).

4.1	Photronics, Inc. 2016 Equity Incentive Compensation Plan (incorporated by reference to Annex A of the Registrant’s DEF 14A filed on February 21, 2023).

5.1*	Opinion of Richelle E. Burr, Esq.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Richelle E. Burr, Esq.(contained in Exhibit 5.1).

24.1*	Power of Attorney (contained on the Signature Page of this Registration Statement).

*  filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brookfield, State of Connecticut, on the 22nd day of December, 2023.

PHOTRONICS, INC.

By:   /s/ Richelle E. Burr
Richelle E. Burr
Chief Administrative Officer, General Counsel
and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Richelle E. Burr, their true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer	December 22, 2023
/s/ Frank Lee	Director
Frank Lee	(Principal Executive Officer)

	Executive Vice President and	December 22, 2023
/s/ John P. Jordan	Chief Financial Officer
John P. Jordan	(Principal Financial Officer)

	Vice President, Corporate Controller	December 22, 2023
/s/ Eric Rivera	(Principal Accounting Officer)
Eric Rivera

Signature	Title	Date

/s/ Constantine S. Macricostas	Chairman of the Board	December 22, 2023
Constantine S. Macricostas

/s/ Walter M. Fiederowicz	Director	December 22, 2023
Walter M. Fiederowicz

/s/ Adam Lewis	Director	December 22, 2023
Adam Lewis

/s/ Daniel Liao	Director	December 22, 2023
Daniel Liao

/s/ George Macricostas	Director	December 22, 2023
George Macricostas

/s/ Mary Paladino	Director	December 22, 2023
Mary Paladino

/s/ Mitchell G. Tyson	Director	December 22, 2023
Mitchell G. Tyson